As filed with the Securities and Exchange Commission on February 17, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SIGNAL GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	8071	47-1187261
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Signal Genetics, Inc.
5740 Fleet Street

Carlsbad, California
(760) 537-4100

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive office)

Samuel D. Riccitelli
President and Chief Executive Officer
Signal Genetics, Inc.
5740 Fleet Street Carlsbad, California
(760) 537-4100

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Daniel I. Goldberg, Esq. Reed Smith LLP 599 Lexington Avenue New York, NY 10022 Telephone: (212) 521-5400 Facsimile: (212) 521-5450	Brad L. Shiffman, Esq. Blank Rome LLP 405 Lexington Avenue New York, NY 10174 Telephone: (212) 885-5000 Facsimile: (212) 885-5001

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☒ 333-201533

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, $0.01 par value	$1,725,000	$200.45
Representative’s Warrants(4)	―	―
Shares of Common Stock underlying Representative’s Warrants(5)	$93,750	$10.89
Total	$1,818,750	$211.34
(1)	Represents only the additional dollar amount of shares of common stock being registered and includes the additional dollar amount of shares of common stock that the underwriters have the option to purchase to cover over-allotments, if any. Does not include the securities that the registrant previously registered on the registration statement on Form S-1 (File No. 333-201533).
(2)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Based on the public offering price per share.
(3)	The registrant previously paid filing fees of $1,056.70 in connection with previous filings of its registration statement on Form S-1 (File No. 333-201533).
(4)	No fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended. The proposed maximum aggregate offering price of the representative’s warrants is $93,750, which is equal to 125% of $75,000 (5% of $1,500,000).

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed with respect to the registration of additional shares of common stock, with par value of $0.01 per share, of Signal Genetics, Inc., a corporation organized under the laws of the State of Delaware (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-201533) filed by the Registrant with the Securities and Exchange Commission, as amended, declared effective on February 17, 2015, including exhibits and power of attorney thereto, are incorporated by reference in this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Carlsbad, State of California, on February 17, 2015.

SIGNAL GENETICS, INC.

By:	/s/ Samuel D. Riccitelli
Name:	Samuel D. Riccitelli
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Samuel D. Riccitelli	President, Chief Executive Officer and Director	February 17, 2015
Samuel D. Riccitelli	(Principal Executive Officer)

/s/ Tamara A. Seymour	Chief Financial Officer	February 17, 2015
Tamara A. Seymour	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman of the Board of Directors	February 17, 2015
Bennett S. LeBow

*	Director	February 17, 2015
David A. Gonyer, R. Ph.

*	Director	February 17, 2015
Douglas A. Schuling

*	Director	February 17, 2015
Robin L. Smith, M.D.

* By:	/s/ Samuel D. Riccitelli
Samuel D. Riccitelli
Attorney-in-Fact

EXHIBIT INDEX

Exhibit

Number	Description of Exhibit

5.1	Opinion of Reed Smith LLP.

23.1	Consent of BDO USA, LLP.

23.2	Consent of Reed Smith LLP (See Exhibit 5.1 above).

24.1	Power of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-201533) filed by the Registrant on January 15, 2015)